                                                                 Exhibit (h)(25)



                               AMENDED SCHEDULE A

                              WITH RESPECT TO THE

                              AMENDED AND RESTATED
                          EXPENSE LIMITATION AGREEMENT

                                 BY AND BETWEEN

                             ING INVESTMENTS, LLC,

                       AELTUS INVESTMENT MANAGEMENT, INC.
                                      AND
                                ING EQUITY TRUST

                            OPERATING EXPENSE LIMITS



This Agreement relates to the following Funds:



                                           GUARANTEE            MAXIMUM OPERATING EXPENSE LIMIT
NAME OF FUND                             MATURITY DATE      (AS A PERCENTAGE OF AVERAGE NET ASSETS)*
------------                             -------------      ----------------------------------------
                                                            Class A     Class B   Class C   Class Q
                                                            -------     -------   -------   -------
ING Principal Protection Fund           October 11, 2006      1.75%     2.50%     2.50%     1.75%
ING Principal Protection Fund II        January 31, 2007      1.75%     2.50%     2.50%     1.75%
ING Principal Protection Fund III       June 5, 2007          1.75%     2.50%     2.50%     1.75%
ING Principal Protection Fund IV        October 8, 2007       1.75%     2.50%     2.50%     1.75%
ING Principal Protection Fund V         January 22, 2008      1.75%     2.50%     2.50%     1.75%
ING Principal Protection Fund VI**      April 22, 2008        1.75%     2.50%     2.50%     1.75%

                                                                                          /s/ HE
                                                                                             ----
                                                                                              HE


Approved by the Board of Trustees on May 9, 2001 for ING Principal Protection Fund; on November 2, 2001 for ING Principal Protection Fund II; on February 26, 2002 for ING Principal Protection Fund III; on May 24, 2002 for ING Principal Protection Fund IV; on August 20, 2002 for ING Principal Protection Fund V; and on November 22, 2002 for ING Principal Protection Fund VI.

--------------------

* Effective through to the Guarantee Maturity Date, thereafter this limit is subject to change if the Agreement is extended as contemplated in paragraph 4 and 5.4.

** This Amended Schedule A will be effective with respect to this Fund upon the effective date of the post-effective amendment to the Trust's Registration Statement with respect to the Fund.

IN WITNESS WHEREOF, the undersigned have caused this amendment to be executed as of November 22, 2002.



ING INVESTMENTS, LLC



By:    /s/ Michael J. Roland
       ---------------------------
Name:  Michael J. Roland
Title: Executive Vice President



AELTUS INVESTMENT MANAGEMENT, INC.



By:    /s/ Michael Gioffre
       ---------------------------
Name:  Michael Gioffre
Title: Sr. Vice President



ING EQUITY TRUST



By:    /s/ Robert S. Naka
       ---------------------------
Name:  Robert S. Naka
Title: Senior Vice President